Exhibit 99.1

Vital Therapies Announces third quarter Financial Results

SAN DIEGO, November 3, 2016 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced results for the third quarter ended September 30, 2016.

Key Recent Developments

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Twenty subjects have been enrolled at sites in the United States and Europe in VTL-308, the Company’s phase 3 randomized, controlled, open-label trial, designed to evaluate the ELAD System in subjects with severe acute alcoholic hepatitis (sAAH). There are now 33 sites open for enrollment in VTL-308.

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Faheem Hasnain was appointed to the Company’s Board of Directors. In conjunction with joining the board, Mr. Hasnain has made a personal investment in shares of the Company. Most recently Mr. Hasnain served as President, CEO and as a Director of Receptos, Inc., which was purchased by Celgene Corporation for $7.8 billion in August 2015. Also, the Board of Directors has formed a Commercialization Committee, chaired by Mr. Hasnain, to formulate a commercial strategy in anticipation of a positive outcome for its VTL-308 phase 3 clinical trial.

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Presented two posters and made related presentations at the 17th International Symposium on Albumin Dialysis in Liver Disease, which took place mid-September in Rostock, Germany. The first poster is titled "Hepatic Inflammation and Cellular Therapy." The second poster is titled "VTL C3A Cell-Secreted Factors Reduce In Vitro Hepatocellular Injury via Multiple Mechanisms." Both posters and the related presentations can be found on the Company’s web site.

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Raised net proceeds of $11.8 million through October 31, 2016 under an existing “at-the-market,” or ATM, sales agreement since initiating the program in March 2016 and from a private placement to the Company’s new director.

Third quarter 2016 Financial Results

Cash Position

Cash and cash equivalents at September 30, 2016, totaled $68.1 million compared to $83.4 million at December 31, 2015. The Company believes its cash position is sufficient to fund the Company through the first quarter of 2018.

Results of Operations

Three Months Ended September 30, 2016

The Company reported a net loss of $10.2 million for the quarter ended September 30, 2016, which compared with a net loss of $12.3 million for the same prior year period. This resulted in a net loss attributable to common stockholders of $0.32 per share for the three months ended September 30, 2016, as compared to a net loss of $0.51 per share for the corresponding period in 2015, on both a basic and diluted basis. These per share figures are based on weighted-average common

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 • Fax 858-673-6843
www.vitaltherapies.com

shares outstanding of 31,645,838 shares and 24,025,481 shares, respectively, with the increase in common shares outstanding at September 30, 2016 primarily resulting from the Company’s follow-on offering in the fourth quarter of 2015 and from shares issued under the Company’s ATM sales agreement.

Research and development expenses decreased to $7.5 million during the three months ended September 30, 2016 as compared to $9.6 million in the three months ended September 30, 2015. This was primarily due to a reduction in clinical trial and related manufacturing and consulting costs in comparison to the prior year period. General and administrative expenses were $2.8 million for the three months ended September 30, 2016, compared to $2.7 million in the prior year period.

Upcoming Investor Conference

Additionally, the Company will be presenting at the following investor conferences:

•	The 25th Annual Credit Suisse Healthcare Conference on Tuesday, November 8 at 9:00 AM Pacific in Scottsdale, AZ.

•	The Stifel 2016 Healthcare Conference on Wednesday, November 16 at 12:45 PM Pacific in New York City.

A live webcast of each presentation will be available on the Investor Relations page of the Company's website at: http://ir.vitaltherapies.com/. An archive of the presentation will be available for replay following the conference.

Conference Call Details

Vital Therapies will host a conference call to discuss these results and provide a corporate update today at 4:30 PM ET, which will be open to the public. The conference call dial-in numbers are (855) 765-5682 for domestic callers and (919) 825-3204 for international callers. The conference ID number for the call is 1402125. Participants can access the live webcast via a link on the Vital Therapies website in the Investor Relations section under “Events” at: http://ir.vitaltherapies.com/.

For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 1402125.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying the timing and conduct of our clinical trials, and regarding our projected cash runway. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties include, but are not limited to, difficulty obtaining or maintaining regulatory approval in the United States or Europe, in particular for a combination product and open-label clinical trials; the timing of incurring costs for activities to support applications for marketing approval; whether or when we begin building any significant commercial infrastructure; our limited experience in conducting pivotal clinical trials and significant issues regarding our clinical trials, including, but not limited to, the successful opening and the continued participation of clinical sites and their ongoing adherence to protocols, assumptions regarding enrollment rates, timing and availability of subjects meeting inclusion and exclusion criteria, changes to protocols or regulatory requirements, and the need to comply with and meet applicable laws and regulations, and unexpected adverse events or safety issues. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com

Vital Therapies, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2016	December 31, 2015

Cash and cash equivalents	$68,088	$83,416
Restricted cash, prepaid expenses and other current assets	1,376	1,672
Property and equipment, net	2,922	3,809
Other assets	87	184
Total assets	$72,473	$89,081

Accounts payable, accrued expenses and other current liabilities	$4,630	$6,655
Long-term liabilities	83	101
Stockholders' equity	67,760	82,325
Total liabilities and stockholders' equity	$72,473	$89,081

Vital Therapies, Inc.
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$7,469	$9,646	$21,184	$32,945
General and administrative	2,770	2,689	8,257	9,286
Total operating expenses	10,239	12,335	29,441	42,231
Loss from operations	(10,239)	(12,335)	(29,441)	(42,231)
Other income	61	35	206	67
Net loss	$(10,178)	$(12,300)	$(29,235)	$(42,164)

Net loss per share, basic and diluted	$(0.32)	$(0.51)	$(0.94)	$(1.76)
Weighted-average common shares
outstanding, basic and diluted	31,645,838	24,025,481	31,153,801	23,998,396

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